Exhibit 10.1

Exchange Agreement

October 14, 2015

LOGAN’S ROADHOUSE, INC.

3011 Armory Drive, Suite 300

Nashville, Tennessee 37204

Re:	Exchange of Securities Listed on Appendix A

Ladies and Gentlemen:

Each entity or account listed on Appendix A hereto (a “Holder” and collectively, the “Holders”) owns certain securities of Logan’s Roadhouse, Inc., a Tennessee corporation (the “Issuer”), listed opposite its name on Appendix A hereto under the heading “Exchange Securities”, in the aggregate principal amount(s) listed on Appendix A (all securities listed on Appendix A under the heading “Exchange Securities”, in the amounts listed on such Appendix, being referred to collectively as the “Exchange Securities”). Each Holder and the Issuer wish to exchange the Exchange Securities held by such Holder for the aggregate principal amount of the securities issued by the Issuer and guaranteed by LRI Holdings, Inc. (the parent company of the Issuer, “Holdings”) and certain subsidiaries of the Issuer, each of which is listed on Schedule I hereto (such guarantors together with the Issuer, the “Obligors”), listed opposite such Holder’s name on Appendix A hereto under the heading “New Securities” (all securities listed under the heading “New Securities” on Appendix A, in the amounts listed on such Appendix, being referred to collectively as the “New Securities”), the terms of which are set forth in the indenture (the “New Securities Indenture”) and supplemental indenture (the “New Securities Supplemental Indenture”, and together with the New Securities Indenture, the “Indentures”) attached hereto as Appendix B-1 and B-2, respectively. This letter agreement (this “Agreement”) sets forth the agreement between the Obligors and each Holder regarding the terms upon which the Issuer and the Holders will exchange the Exchange Securities for the New Securities.

Exchange Agreement

Logan’s Roadhouse, Inc.

In connection with this exchange, the Obligors and each Holder hereby agree as follows:

1. Exchange; Closing.

(a) Subject to satisfaction (or waiver) of the conditions set forth in Sections 4 and 5, on the Closing Date (as defined below):

(i) Each Holder shall surrender, transfer and deliver to the Issuer, through the Deposit/Withdrawal at Custodian procedures of The Depository Trust Company (“DTC”), or as otherwise directed by the Issuer, all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of such Holder’s status as a holder of Exchange Securities, including, for the avoidance of doubt, the right to receive any accrued and unpaid interest with respect to such Exchange Securities; and

(ii) the Issuer shall issue and deliver to each Holder a physical note (each such note, a “Note” and, collectively, the “Notes”) representing the New Securities to be issued hereunder to such Holder in the amount listed opposite such Holder’s name on Appendix A.

(b) For purposes of this Agreement, the term “Closing Date” shall mean the date on which the transactions contemplated by this Agreement are consummated.

2. Representations, Warranties and Agreements of the Holders. Each Holder, solely on behalf of itself, hereby represents and warrants to the Obligors and agrees as follows:

(a) Organization and Qualification. Such Holder is or has been duly organized or registered and is validly existing and in good standing (if applicable) under the laws of the jurisdiction in which it was formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.

(b) Authorization; Validity; Enforcement. Such Holder has the requisite power and authority to enter into and perform such Holder’s obligations under this Agreement. The execution and delivery of this Agreement by or on behalf of such Holder and the consummation by such Holder of the transactions contemplated hereby and thereby have been authorized by all necessary action on behalf of such Holder, and no further consent or authorization is required by such Holder, its board of directors or similar governing body, or its equity holders, to effectuate the foregoing. This Agreement has been executed and delivered by or on behalf of such Holder on the date hereof and (assuming authorization, execution and delivery thereof by the other parties thereto) constitutes or will constitute, as the case may be, the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies (whether considered in a proceeding in equity or at law).

(c) Title. Such Holder is the legal and beneficial owner of the Exchange Securities listed opposite its name on Appendix A hereto under the heading “Exchange Securities”, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind (collectively, “Liens”), other than any such Liens that shall cease to attach to such Exchange Securities upon delivery of such Exchange Securities to or on behalf of the Issuer. Upon delivery of such Exchange Securities to or on behalf of the Issuer, and upon such Holder’s receipt of its New Securities, in each case, pursuant to this Agreement, good and valid title to such Exchange Securities will pass to the Issuer, free and clear of any Liens (other

Exchange Agreement

Logan’s Roadhouse, Inc.

than Liens, if any, that arise solely due to the fact that such securities are being delivered by such Holder to an issuer of such securities). Such Exchange Securities constitute all of the 10.75% Senior Secured Notes due 2017 (collectively, the “2017 Notes”) of the Issuer directly or beneficially owned by such Holder.

(d) No Brokers. No commission or other remuneration has been paid or given directly or indirectly by or on behalf of such Holder for the solicitation of the exchange of the Exchange Securities for the New Securities.

(e) Qualified Institutional Buyer. Such Holder is a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(f) Transfer or Resale of the New Securities. Such Holder understands that the New Securities (i) are being offered in a transaction not involving any public offering in the U.S. within the meaning of the Securities Act; (ii) have not been registered under the Securities Act or any U.S. securities laws; and (iii) may not be reoffered, resold, pledged or otherwise transferred except: (A) to a person whom such Holder reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A promulgated under the Securities Act; (B) pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); (C) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Issuer, if the Issuer so requests); (D) to the Issuer or any of its consolidated subsidiaries; or (E) pursuant to an effective registration statement under the Securities Act, and, in the case of each of clauses (A) through (E), in accordance with all applicable U.S. state securities laws. Such Holder agrees to notify any person purchasing any New Securities from such Holder of the resale restrictions set forth in the preceding sentence.

(g) Access to Information. Such Holder acknowledges that neither the Issuer nor any person representing the Issuer has made any representation to it with respect to the Issuer or the offering or exchange of the Exchange Securities for the New Securities, other than the representations and warranties of the Issuer contained in (i) Section 3 hereof and (ii) any other Transaction Document (as defined below). Such Holder has had access to such financial and other information concerning Holdings, the Issuer, their respective subsidiaries, and the New Securities as such Holder has deemed necessary in connection with its decision to acquire its share of the New Securities, including the reports filed with the Securities and Exchange Commission by Holdings and its subsidiaries (including the risk factors set forth therein) and the Indentures, and an opportunity to ask questions of and request information from the Issuer. Such Holder understands and acknowledges that the Issuer has access to (and may be or are in possession of) information about Holdings, the Issuer and their respective subsidiaries (which may include non-public information with respect to Holdings, the Issuer and their respective subsidiaries) that may be or is material and superior to the information available to such Holder, that such Holder does not have such access to such information, and that Holdings, the Issuer and their respective subsidiaries are not sharing any such information with such Holder, and that such Holder is not relying on any such information. Such Holder understands and acknowledges that such Holder, together with such Holder’s professional advisers, is a sophisticated investor with

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Logan’s Roadhouse, Inc.

respect to such Holder’s Exchange Securities, its New Securities and Holdings, the Issuer and their respective subsidiaries, and is capable of evaluating the risks associated with a transaction involving such Holder’s Exchange Securities, its New Securities and Holdings, the Issuer and their respective subsidiaries, including the risk of transacting on the basis of inferior information, and that such Holder is capable of sustaining any loss resulting therefrom without material injury. Such Holder hereby fully and unconditionally releases Holdings, the Issuer and their respective affiliates (including the respective officers, directors, managers, shareholders, members, employees, agents and representatives of Holdings, the Issuer and their respective affiliates) from and against any and all claims that such Holder may have against any of them under any applicable federal and state securities laws, rules and regulations in connection with the issuance of the New Securities (a “Securities Claim”); provided that, to the extent that a Securities Claim is based on a material misstatement or omission made by the Issuer solely in connection with the issuance of the New Securities in accordance with this Agreement, such Securities Claim will be released pursuant to this sentence only to the extent that the material misstatement or omission that would otherwise form the basis for such claim is corrected or disclosed, as applicable, in the Form 10-Q of Holdings for the quarterly period ended December 30, 2015. Such Holder has sought such accounting, legal and tax advice as such Holder has considered necessary to make an informed investment decision with respect to the transactions contemplated hereunder.

(h) Transfer Restrictions. Such Holder acknowledges that prior to any proposed transfer of its New Securities in certificated form or of beneficial interests in a New Security in global form (in each case other than pursuant to an effective registration statement), such Holder may be required to provide certifications and other documentation relating to the manner of such transfer and submit such certifications and other documentation as provided in the Indentures.

(i) Registrar. Such Holder acknowledges that the registrar of the New Securities will not be required to accept for registration of transfer any New Securities except upon presentation of evidence reasonably satisfactory to the Issuer and the registrar that the restrictions set forth herein have been complied with.

(j) Mutual Agreement. The terms of the exchange of the Exchange Securities for the New Securities have been mutually negotiated by the parties.

(k) Accuracy of Representations. Such Holder acknowledges that the Obligors are relying upon the truth and accuracy of the foregoing representations, warranties and agreements.

3. Representations, Warranties and Agreements of the Obligors. The Obligors hereby represent and warrant to each Holder and agree as follows:

(a) Organization and Qualification. Each Obligor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted.

Exchange Agreement

Logan’s Roadhouse, Inc.

(b) Authorization; Validity; Enforcement. Each Obligor has (or will have) the requisite corporate power and authority to enter into and perform its obligations, to the extent it is a party, under this Agreement, (B) the Indentures, (C) the Security Agreement (as defined in the New Securities Indenture) (the “Security Agreement”), (D) Trademark Security Agreement (as defined in the New Securities Indenture) (the “Trademark Security Agreement and, together with the Security Agreement, the “Security Documents”), (E) the Intercreditor Agreement (as defined in the New Securities Indenture) (the “Intercreditor Agreement”) and (F) the Notes (together with this Agreement, the Security Documents, the Intercreditor Agreement and the Indentures, the “Transaction Documents”). The execution and delivery of each of the Transaction Documents by the Obligors, to the extent any Obligor is a party thereto, and the consummation by the Obligors of the transactions contemplated hereby and thereby, including, without limitation, the issuance, sale and delivery of the New Securities, have been duly authorized by the Obligors, and no further consent or authorization is required by any Obligor, its board of directors or similar governing body, or the holders of any equity or debt instrument of such Obligor to effectuate the foregoing. This Agreement has been duly executed and delivered by the Obligors on the date hereof and each of the other Transaction Documents will be duly executed and delivered on the Closing Date by the Obligors to the extent any Obligor is a party thereto, and (assuming due authorization, execution and delivery thereof by the other parties thereto), each of the Transaction Documents constitutes or will constitute, as the case may be, the legal, valid and binding obligation of any such Obligor, to the extent it is a party thereto, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies (whether considered in a proceeding in equity or at law).

(c) Issuance of New Securities. Assuming the accuracy of the representations, warranties and agreements set forth in this Agreement, it is not necessary in connection with the offer and delivery of the New Securities, in the manner contemplated by this Agreement, to register the New Securities under the Securities Act or to qualify the New Securities Indenture under the Trust Indenture Act of 1939, as amended.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Obligors, to the extent any Obligor is a party thereto, and the consummation by the Obligors of the transactions contemplated hereby and thereby (including, without limitation, the issuance, sale and delivery of the New Securities) has not and will not (i) result in a violation of the charter documents of any Obligor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which any Obligor or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree of any governmental authority (including federal and state securities laws and regulations) applicable to the Obligors or any of their subsidiaries or by which any property or asset of the Obligors or any of their subsidiaries is bound or affected.

Exchange Agreement

Logan’s Roadhouse, Inc.

(e) New Securities. The New Securities have been duly authorized for issuance, sale and delivery in accordance with the terms of the Indentures. The New Securities, when executed and authenticated in accordance with the New Securities Indenture and issued and delivered by the Obligors in exchange for the Exchange Securities pursuant to this Agreement, will be legal, valid and binding obligations of the Obligors, entitled to the benefits provided by the Indentures, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies (whether considered in a proceeding in equity or at law). The Issuer will treat the New Securities issued in exchange for the Exchange Securities pursuant to this Agreement as indebtedness of, rather than equity in, the Issuer for all U.S. federal income tax purposes.

(f) Accuracy of Representations. The Obligors acknowledge that the Holders are relying upon the truth and accuracy of the foregoing representations, warranties and agreements.

4. Conditions to the Obligations of the Issuer Hereunder. The obligations of the Issuer hereunder are subject to the satisfaction of each of the following conditions:

(a) The representations and warranties of the Holders set forth in the Transaction Documents shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on such date (unless such representation or warranty speaks only as of a certain date, in which case such representation and warranty need only be true as of such date).

(b) The Holders shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holders on or prior to the Closing Date.

(c) The Transaction Documents shall have been duly executed and delivered by each party thereto other than the Issuer.

5. Conditions to the Obligations of the Holders Hereunder. The obligations of the Holders hereunder are subject to the satisfaction of each of the following conditions:

(a) The representations and warranties of the Obligors in the Transaction Documents shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on such date (unless such representation or warranty speaks only as of a certain date, in which case such representation and warranty need only be true as of such date).

(b) The Obligors shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Obligors on or prior to the Closing Date.

(c) The Transaction Documents shall have been duly executed and delivered by each party thereto other than the Holders.

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Logan’s Roadhouse, Inc.

6. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, (b) one business day after being delivered to a nationally recognized overnight courier or (c) when sent by facsimile (with confirmation of transmission received by the sender) to the parties at the addresses below (or at such other address as shall be specified by like notice):

If to the Issuer:

Logan’s Roadhouse, Inc.

3011 Armory Drive, Suite 300

Nashville, TN 37204

Fax No.: (229) 221-9854

Attention: Sam Borgese, Chief Executive Officer.

with a copy to (which copy shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Fax No: (212) 909-6836

Attention: M. Natasha Labovitz

If to the Holders:

Kelso & Company

320 Park Ave., 24th Floor

New York, NY 10022

Fax No: 212-223-2379

Attention: Jim Connors

7. Amendment. Neither this Agreement nor any of the terms hereof may be amended, supplemented, waived or modified except by an instrument in writing signed by each of the parties hereto or, in the case of a waiver, the party against which the enforcement of such waiver is sought.

8. Governing Law; Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9. Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a signature provided through facsimile, e-mail or other electronic transmission

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Logan’s Roadhouse, Inc.

(including any signature contained in a .PDF or .TIF file) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

10. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

11. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

12. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No purchaser of New Securities from any Holder shall be deemed to be a successor merely by reason of such purchase. No party hereto shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

14. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15. Survival. The representations and warranties of the Issuer and the Holders contained herein, and the agreements and covenants set forth herein, shall survive the consummation of the transactions hereunder.

16. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

18. Several Obligations. Notwithstanding anything in this Agreement to the contrary, each of the representations, warranties, agreements and obligations of any Holder under this Agreement, whether made individually by any such Holder or collectively as one of the Holders, shall be the several representation, warranty, agreement or obligation of each such Holder.

Exchange Agreement

Logan’s Roadhouse, Inc.

19. Termination. Either the Issuer, on one hand, or the Holders, on the other hand, shall be entitled to terminate this Agreement by written notice as herein provided if the Closing Date shall not have occurred on or prior to the date that is ten business days after the date of this Agreement.

[Remainder of page is intentionally blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Holders and the Obligors in accordance with its terms.

Very truly yours,

Macsen Holdings Limited

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Director

KEP VI, LLC

By:	/s/ James J. Connors, II
Name:	James J. Connors, II
Title:	Managing Member

[Signature Page to Logan’s Exchange Agreement - Kelso]

Confirmed and agreed to as of the date first above written:

Logan’s Roadhouse, Inc.

By:	/s/ Samuel N. Borgese
Name:	Samuel N. Borgese
Title:	President and Chief Executive Officer

LRI Holdings, Inc.

By:	/s/ Samuel N. Borgese
Name:	Samuel N. Borgese
Title:	President and Chief Executive Officer

Logan’s Roadhouse of Texas, Inc.

By:	/s/ Samuel N. Borgese
Name:	Samuel N. Borgese
Title:	President

Logan’s Roadhouse of Kansas, Inc.

By:	/s/ Samuel N. Borgese
Name:	Samuel N. Borgese
Title:	President and Chief Executive Officer

[Signature Page to Logan’s Exchange Agreement - Kelso]

Schedule I

Guarantors of the New Securities

LRI Holdings, Inc.

Logan’s Roadhouse of Texas, Inc.

Logan’s Roadhouse of Kansas, Inc.

I-1

Appendix A

Holders	Exchange Securities	New Securities
	10.75% Senior Secured Notes due 2017 (CUSIP # 76972KAC3)	Series 2015-1 Senior Secured Zero Coupon Notes Due October 2017 (CUSIP # 541200AD3)
	Principal	Principal
Macsen Holdings Limited	$83,919,000	$88,429,646
KEP VI, LLC	$22,887,000	$24,117,176

A-1

Appendix B-1

New Securities Indenture

B1-1

Appendix B-2

New Securities Supplemental Indenture

B2-1